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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, Millions of Dollars Except Per Share Amounts)

	THIRD QUARTER		YEAR TO DATE
	2006	2005	2006	2005
NET SALES	$1,012.7	$834.9	$2,999.3	$2,445.9

COSTS AND EXPENSES
Cost of sales	634.9	530.6	1,912.9	1,553.9
Selling, general and administrative	231.9	179.1	715.3	551.9
Interest-net	16.5	8.1	49.5	23.9
Other-net	15.4	12.6	45.6	34.1
Restructuring charges	0.9	2.3	10.0	3.9

	899.6	732.7	2,733.3	2,167.7

EARNINGS FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	113.1	102.2	266.0	278.2
Income taxes	22.9	25.8	62.3	70.7

NET EARNINGS FROM CONTINUING OPERATIONS	90.2	76.4	203.7	207.5

Earnings (loss) from discontinued operations (including loss
on disposal of $1.5 million in 2006) before income taxes	0.5	0.4	(1.0)	2.6
Income taxes (tax benefit) on discontinued operations	0.2	(0.1)	(0.2)	0.7

NET EARNINGS (LOSS) FROM DISCONTINUED OPERATIONS	0.3	0.5	(0.8)	1.9

NET EARNINGS	$90.5	$76.9	$202.9	$209.4

BASIC EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$1.11	$0.92	$2.49	$2.50
Discontinued operations	—	—	(0.01)	0.02

Total basic earnings per share of common stock	$1.11	$0.92	$2.48	$2.52

DILUTED EARNINGS PER SHARE OF COMMON STOCK
Continuing operations	$1.09	$0.89	$2.43	$2.43
Discontinued operations	—	—	(0.01)	0.02

Total diluted earnings per share of common stock	$1.09	$0.90	$2.43	$2.46

DIVIDENDS PER SHARE	$0.30	$0.29	$0.88	$0.85

AVERAGE SHARES OUTSTANDING (in thousands)
Basic	81,206	83,566	81,853	83,160

Diluted	82,867	85,483	83,669	85,242

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THE STANLEY WORKS AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited, Millions of Dollars)

	September 30, 2006	December 31, 2005
ASSETS

Cash and cash equivalents	$241.3	$657.8
Accounts and notes receivable	763.8	609.6
Inventories	619.2	460.7
Other current assets	98.7	84.2
Assets held for sale	2.5	13.3

Total current assets	1,725.5	1,825.6

Property, plant and equipment	498.0	467.1
Goodwill and other intangibles	1,612.2	1,060.4
Other assets	202.2	192.0

Total assets	$4,037.9	$3,545.1

LIABILITIES AND SHAREOWNERS’ EQUITY

Short-term borrowings	$322.4	$170.2
Accounts payable	434.8	327.7
Accrued expenses	507.8	374.3
Liabilities held for sale	—	3.1

Total current liabilities	1,265.0	875.3

Long-term debt	823.3	895.3
Other long-term liabilities	426.5	329.6
Shareowners’ equity	1,523.1	1,444.9

Total liabilities and equity	$4,037.9	$3,545.1

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THE STANLEY WORKS AND SUBSIDIARIES
SUMMARY OF CASH FLOW ACTIVITY
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2006	2005	2006	2005

OPERATING ACTIVITIES

Net earnings	$90.5	$76.9	$202.9	$209.4
Depreciation and amortization	30.0	23.4	91.3	70.7
Changes in working capital	(43.5)	(45.2)	(42.0)	(70.6)
Other	40.3	19.5	67.6	2.8

Net cash provided by operating activities	117.3	74.6	319.8	212.3

INVESTING AND FINANCING ACTIVITIES

Capital and software expenditures	(21.2)	(17.0)	(59.8)	(44.0)
Proceeds (taxes paid) from sale of business	—	(1.9)	0.9	(20.6)
Business acquisitions and asset disposals	(24.4)	(2.3)	(540.2)	(108.4)
Cash dividends on common stock	(24.3)	(24.2)	(71.6)	(70.6)
Other	(13.2)	(16.7)	(65.6)	119.4

Net cash used in investing and financing activities	(83.1)	(62.1)	(736.3)	(124.2)

Increase(Decrease) in Cash and Cash Equivalents	34.2	12.5	(416.5)	88.1

Cash and Cash Equivalents, Beginning of Period	207.1	325.6	657.8	250.0

Cash and Cash Equivalents, End of Period	$241.3	$338.1	$241.3	$338.1

Free Cash Flow Computation

Operating Cash Flow	$117.3	$74.6	$319.8	$212.3
Less: capital and software expenditures	(21.2)	(17.0)	(59.8)	(44.0)

Free Cash Flow (before dividends)	$96.1	$57.6	$260.0	$168.3

Free cash flow is defined as cash flow from operations less capital expenditures; the company believes this is an important measure of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners.

The change in working capital is comprised of accounts receivable, inventory and accounts payable.

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THE STANLEY WORKS AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(Unaudited, Millions of Dollars)

	THIRD QUARTER		YEAR TO DATE
	2006	2005	2006	2005
NET SALES
Consumer Products	$347.9	$289.8	$989.4	$808.3
Industrial Tools	432.8	332.7	1,346.4	1,030.1
Security Solutions	232.0	212.4	663.5	607.5

Total	$1,012.7	$834.9	$2,999.3	$2,445.9

OPERATING PROFIT
Consumer Products	$64.0	$57.0	$152.0	$140.0
Industrial Tools	41.6	29.8	115.6	104.6
Security Solutions	40.3	38.4	103.5	95.5

Total	$145.9	$125.2	$371.1	$340.1